                                     EX-99.1








                   CAMBRIDGE STRATEGIC MANAGEMENT GROUP, INC.

                              FINANCIAL STATEMENTS

                          YEAR ENDED DECEMBER 31, 2001

                          INDEPENDENT AUDITOR'S REPORT



To the Board of Directors and Stockholder
Cambridge Strategic Management Group, Inc.
Boston, Massachusetts


We have audited the accompanying balance sheet of Cambridge Strategic Management Group, Inc., (an S corporation) as of December 31, 2001, and the related statements of income and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly in all material respects, the financial position of Cambridge Strategic Management Group, Inc., as of December 31, 2001, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.




VOCATURA, SPAGNUOLO & COMPANY, P.C.
Waltham, Massachusetts
March 27, 2002

                   CAMBRIDGE STRATEGIC MANAGEMENT GROUP, INC.
                                  BALANCE SHEET
                                DECEMBER 31, 2001

ASSETS


CURRENT ASSETS
    Cash:
       Cash and cash equivalents                                $ 1,645,428
       Restricted cash                                              192,433
                                                                -----------
         Total Cash                                               1,837,861
                                                                -----------

    Receivables:
       Accounts receivable                                        4,376,407
       Accounts receivable - unbilled                               633,832
                                                                -----------
         Total                                                    5,010,239
       Less: Allowance for doubtful accounts                      1,139,716
                                                                -----------
         Total Receivables, net                                   3,870,523
                                                                -----------

    Prepaid expenses                                                134,451

                                                                -----------
         Total Current Assets                                     5,842,835
                                                                -----------

PROPERTY AND EQUIPMENT
    Furniture and fixtures                                          474,564
    Computers and equipment                                       1,320,780
    Leasehold improvements                                          834,658
    Software                                                        103,179
                                                                -----------
         Total Cost                                               2,733,181
    Less: Accumulated depreciation and amortization                (713,811)
                                                                -----------
         Property and Equipment, net                              2,019,370
                                                                -----------

OTHER ASSETS                                                         53,386

                                                                -----------
TOTAL ASSETS                                                    $ 7,915,591
                                                                ===========



   The accompanying notes are an integral part of these financial statements.

                   CAMBRIDGE STRATEGIC MANAGEMENT GROUP, INC.
                                  BALANCE SHEET
                                DECEMBER 31, 2001
                                   (continued)


LIABILITIES AND STOCKHOLDER EQUITY

CURRENT LIABILITIES
    Current portion of long-term debt                           $    33,904
    Current portion of capital lease obligations                    244,607
    Accounts payable                                                 53,559
    Accrued expenses                                                526,184
    Accrued income taxes                                            319,400
    Deferred revenue                                                159,609
    Deferred income taxes                                           143,000
                                                                -----------
       Total Current Liabilities                                  1,480,263
                                                                -----------

LONG-TERM LIABILITIES
    Long-term debt, less current portion                             42,380
    Capital lease obligations, less current portion                 693,649
    Deferred lease expense                                           45,079
                                                                -----------
       Total Long-term Liabilities                                  781,108
                                                                -----------

         Total Liabilities                                        2,261,371
                                                                -----------

STOCKHOLDER EQUITY
    Common stock (100,000 shares authorized, issued
    and outstanding at $0.001 par value per share)                      100
    Additional paid-in capital                                      161,700
    Retained earnings                                             5,492,420
                                                                -----------
         Total Stockholder Equity                                 5,654,220
                                                                -----------
TOTAL LIABILITIES AND STOCKHOLDER EQUITY                        $ 7,915,591
                                                                ===========

   The accompanying notes are an integral part of these financial statements.

                   CAMBRIDGE STRATEGIC MANAGEMENT GROUP, INC.
                    STATEMENT OF INCOME AND RETAINED EARNINGS
                          YEAR ENDED DECEMBER 31, 2001


Revenues                                                        $21,303,594

Cost of services                                                 10,916,357
                                                                -----------

        Gross profit                                             10,387,237

Operating expenses:
     Selling, general and administrative                          9,044,346
     Restructuring charges                                        1,359,603
                                                                -----------
        Income (loss) from operations                               (16,712)
                                                                -----------
Other income (expense):
     Interest income                                                158,014
     Interest expense                                               (54,588)
     Other, net                                                      (3,433)
                                                                -----------
        Total other income                                           99,993
                                                                -----------
Income before income taxes                                           83,281

Provision for income taxes                                           75,986
                                                                -----------
Net Income                                                            7,295

Retained earnings - beginning of year                             7,921,225

Less:
     Shareholder distributions                                   (2,134,000)
     Retirement of Treasury Stock                                  (302,100)
                                                                -----------
Retained earnings - end of year                                 $ 5,492,420
                                                                ===========


   The accompanying notes are an integral part of these financial statements.

                   CAMBRIDGE STRATEGIC MANAGEMENT GROUP, INC.
                             STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 2001


CASH FLOWS FROM OPERATING ACTIVITIES:
    Net Income                                                  $     7,295
    Adjustments to reconcile net income to net
       cash provided by operating activities:
         Depreciation                                               415,322
         Provision for bad debts                                  2,224,972
         Loss on disposal of property and equipment                  32,838
         Increase in cash value of life insurance                   (25,345)
         Increase in deferred revenue                               159,609
         Increase in deferred lease expense                          45,079
         Deferred income taxes (benefit)                            (88,900)
         Change in operating assets and liabilities:
            (Increase) decrease in assets:
              Accounts receivable                                   698,616
              Accounts receivable - unbilled                      1,022,313
              Due from affiliate                                    (16,819)
              Prepaid expenses                                      (46,460)
            Increase (decrease) in liabilities:
              Accounts payable                                   (1,108,584)
              Accrued expenses                                     (632,187)
              Accrued income taxes                                  162,300
                                                                -----------
                 Net cash provided by operating activities        2,850,049
                                                                -----------


CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchase of furniture and equipment                            (567,982)
    Proceeds on sale of equipment                                    57,349
                                                                -----------
                 Net cash used in investing activities             (510,633)
                                                                -----------


CASH FLOWS FROM FINANCING ACTIVITIES:
    Distributions to shareholders                                (2,134,000)
    Payments made on capital leases                                (147,929)
    Payments made on long-term debt                                 (19,071)
                                                                -----------
                 Net cash used in financing activities           (2,301,000)
                                                                -----------

                 Increase in cash and cash equivalents               38,416

Cash and cash equivalents:
    Beginning of year                                             1,799,445
                                                                -----------
    End of year                                                 $ 1,837,861
                                                                ===========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

    Cash payments for interest                                  $    49,844
                                                                ===========
    Cash payments for income taxes                              $     2,586
                                                                ===========

SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:

    Property and equipment acquired under capital leases        $ 1,086,186
                                                                ===========




   The accompanying notes are an integral part of these financial statements.

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Cambridge Strategic Management Group, Inc. was incorporated on January 1, 1989 and is an international consulting firm specializing in global competitive communications. Primary services include providing strategic management consulting services to wireless and wireline communications carriers in all industry segments, and the technology and investment firms that support the communications industry. A majority of the Company's revenues are to customers in the United States; however the Company also provides services to customers in Europe, specifically the United Kingdom, and other foreign countries. The Company's business is international in scope with corporate offices in Boston, Massachusetts.

Revenue Recognition

Time and materials service revenues and related time and materials service costs are recorded in the period in which the service is performed. Fixed price service contract revenues and related costs are recognized upon contract completion under the completed contract method.

The Company enters into both time and materials and fixed price contracts with its customers. A substantial majority of the Company's contracts are based upon time and materials with a not to exceed total contract price. Under a time and materials contract the customer pays a negotiated hourly or daily rate for all services performed plus expenses incurred. Under a fixed price contract the customer pays a predetermined fixed price for all services performed regardless of the professional time required. Fixed price contracts generally involve immaterial amounts and are of short duration.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and short-term investments with original maturities of three months or less.

Property and Equipment

Property and equipment is carried at cost less accumulated depreciation or amortization. Depreciation has been calculated on the straight-line and declining balance methods over the estimated useful lives of the property and equipment. Asset lives range from three to seven years for computers and equipment. Leasehold improvements are capitalized and amortized over the life of the lease. Expenditures for maintenance, repairs, and renewals of minor items are charged to earnings as incurred. Major renewals and improvements are capitalized. Upon disposition, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss is reflected in operations for the period. The Company, using its best estimates based on reasonable and supportable assumptions and projections, reviews for impairment of long-lived assets to be held and used whenever events or changes in circumstances indicate that the carrying amount of its assets might not be recoverable, and has concluded no financial statement adjustment is required.

Income Taxes

The Company has elected to be taxed as an S corporation for federal and Massachusetts income tax purposes. An S corporation is generally not subject to federal income tax. Earnings and losses are generally included in the personal income tax returns of the stockholder.

On August 1, 2001, in connection with the reorganization discussed in Note 10, the Company's sole stockholder transferred all of his outstanding shares of the corporation to a Massachusetts Business Trust (MBT). Consequently, all state income taxes for the years ending after December 31, 2000 will be paid by the MBT and not by the stockholder. For years beginning after December 31, 2000, the Company recorded a liability for current and deferred state income taxes owed by the MBT.

The Company recognizes a liability or asset for the deferred tax consequences of temporary differences between the tax basis of assets or liabilities and their reported amounts in the financial statements. A valuation allowance is provided when, in the opinion of management, it is more likely than not that some portion or all of a deferred tax asset will not be realized.

New Accounting Standards

In June 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 141 "Business Combinations". The Statement is to be adopted for all business combinations initiated after June 30, 2001. In June 2001, the FASB also issued Statement of Financial Accounting Standards No. 142 "Accounting for

Goodwill and Intangibles". In accordance with certain provisions of the Statement, goodwill acquired after June 30, 2001 is not amortized. All provisions of the Statement are required to be applied in the fiscal year beginning after December 15, 2001, to all goodwill and other intangible assets recognized in an entity's balance sheet at the beginning of that fiscal year. The Company evaluated the provisions of these Statements, and concluded that they have no material impact on the Company's financial statements.

Additionally, the Financial Accounting Standards Board has recently issued Statement of Financial Accounting Standard ("SFAS") No. 143 "Accounting for Asset Retirement Obligations" and SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets". SFAS No. 143 establishes accounting standards for recognition and measurement of a liability for an asset retirement obligation and the associated asset retirement cost. SFAS No. 144 supercedes SFAS No. 121 and establishes accounting standards for long-lived assets and long-lived assets to be disposed of. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002, thus, the Company will adopt this standard for its 2003 fiscal year. SFAS No. 144 is effective for fiscal years beginning after December 15, 2001, and is thus effective for the Company's fiscal year 2002. The Company is currently assessing the impact, if any, these Statements will have on the Company's financial position and results of operations.

NOTE 2 - RESTRICTED CASH

Pending the delivery of certain financial information under a leasing arrangement the Company established a cash account with a bank in the amount of $192,433 that has been pledged to a leasing company to which it is obligated. In January of 2002 this restriction was released.

NOTE 3 - MAJOR CUSTOMERS AND SIGNIFICANT GROUP CONCENTRATIONS OF CREDIT RISK

The Company has determined that it has a single reportable operating segment, consulting to the global communications industry, based on the way management makes decisions, allocates resources and assesses performance.

For the year ended December 31, 2001, one customer that accounted for 36% of total sales had an accounts receivable balance of $1,300,858. Substantially all of the Company's receivables are obligations of companies in the communications industry. The Company generally does not require collateral or other security on their accounts receivable. The credit risk on these accounts is controlled through credit approvals, limits and monitoring procedures. In 2001 no significant revenues were generated outside of the United States. No significant long-lived assets are deployed outside the United States.

NOTE 3 - MAJOR CUSTOMERS AND SIGNIFICANT GROUP CONCENTRATIONS OF CREDIT RISK (Continued)

The Company maintains its cash balances in one financial institution located in Boston, Massachusetts. The balances are insured by the Federal Deposit Insurance Corporation up to $100,000. At December 31, 2001, the Company's uninsured cash balances totaled $2,530,945.

NOTE 4 - LINE OF CREDIT AND IRREVOCABLE LETTER OF CREDIT

On March 8, 2001 the Company opened an irrevocable stand-by letter of credit with a bank in the amount of $1,856,576 to secure the Company's obligations as a tenant at One Boston Place. The letter of credit is secured by a first security interest in all business assets, including a certificate of deposit of $400,000.

The Company also opened a line of credit in the amount of $825,000 on January 11, 2001, which is also secured by a first security interest in all business assets. Advances accrue interest at the bank's prime rate. As of December 31, 2001, there were no advances on the line of credit.

As discussed in Note 13 Subsequent Event Sale Of Company, the letter of credit and line of credit agreements, along with the first security interest and a required cash deposit of $400,000 were retired in connection with the sale of the Company.

NOTE 5 - LONG-TERM DEBT

Long-term debt consists of a note payable due to a former stockholder, due in annual principal payments of approximately $21,190 through December 2004 plus interest, which is paid in arrears and accrues at an annual rate of 10%. Total interest expense on the note payable totaled $9,535 for the year ended December 31, 2001.

NOTE 6 - PROFIT SHARING PLAN

The Company has a profit sharing plan that covers substantially all eligible employees who have attained aged twenty-one. Contributions to the plan are discretionary and are limited to fifteen percent (15%) of aggregate annual compensation of the participating employees and are subject to maximum levels established by the Internal Revenue Service. The plan provides for 50% vesting after year one, an additional 25% after year two, and full vesting after three years of services. There were no Company contributions in 2001. As discussed in
Note 13 Subsequent Event Sale of Company, the plan will be terminated in 2002.

NOTE  7 - LEASES

Real Estate Lease 1

The Company leases premises at One Memorial Drive, Cambridge, Massachusetts. The minimum annual rent is $448,035 payable in monthly installments through October 1, 2002. The lease may be extended for an additional five-year period at an annual rent of the greater of the fair market value at the extension date or the current annual fixed rent. The Company is also required to pay its proportional share of real estate taxes, electricity, and other building operating expenses.

Sublease

The Company entered into a sublease of the property at One Memorial Drive, on April 10, 2001. Minimum payments due to the Company are $508,712 annually, in equal monthly installments through October 30, 2002. The tenant is also responsible for its proportional share of real estate taxes, electricity and building operating expenses. The Company was named beneficiary of an irrevocable letter of credit in the amount of $254,356 as security for the performance of the tenant under the sublease. Rental income received in 2001 under this sublease was $369,773.

Future minimum rentals to be received under this sublease at December 31, 2001 are $423,930 payable in 2002.

Real Estate Lease 2

On November 21, 2000, the Company entered into a lease agreement for property at One Boston Place. The lease was effective March 2001 and terminates on the last day of the tenth lease year. The minimum annual rent is $2,764,830 payable in equal monthly installments. The Company is also required to pay its proportional share of real estate taxes, electricity and building operating expenses. On, March 8, 2001 the company delivered to the landlord an irrevocable letter of credit in the amount of $1,856,576, as security for the performance of its obligations as tenant under the lease. Under the terms of the lease agreement the Company was reimbursed 85% of all build-out expenses by the landlord, up to $1,700,000. Leasehold improvements are recorded on the balance sheet net of landlord reimbursements received in the amount of $1,700,000.

As discussed in Note 13, Subsequent Event Sale of Company, in connection with the sale of significant assets of the Company, the lease agreement was restructured on the property rented at One Boston Place.

Equipment

The Company also leases various equipment under non-cancelable operating leases through April 2005.

Minimum future lease payments on all leases at December 31, 2001 are as follows:

                  Years Ending December 31:
                  -------------------------
                  2002                                      $3,145,417
                  2003                                       2,766,582
                  2004                                       2,766,582
                  2005                                       2,765,414
                  2006                                       2,854,988
                  Thereafter                                12,261,420
                                                           -----------
                     Total                                 $26,560,403
                                                           ===========

Rent expense under operating leases was $1,913,908 in 2001, net of sublease rentals.

The Company leases furniture and various office equipment under capital leases. The following is a summary of capital leases:

                                                               2001
                                                            ---------
                  Furniture & Fixtures                       $405,646
                  Computers & Equipment                       680,540
                                                            ---------
                                                            1,086,186
                  Less: Accumulated amortization              165,150
                                                            ---------
                                                             $921,036
                                                            =========

The following is a schedule of future minimum lease payments required under the leases together with the present value as of December 31, 2001:

                          Years ending December 31:

                  2002                                              $294,710
                  2003                                               283,975
                  2004                                               271,633
                  2005                                               180,560
                  2006                                                19,823
                                                                  ----------
                     Total minimum lease payments                  1,050,701
                     Less: Interest                                  112,445
                                                                  ----------
                     Present value of minimum lease payments         938,256
                              Current portion                        244,607
                                                                  ----------
                              Long-term portion                     $693,649
                                                                  ==========

Total interest on capital leases totaled $45,053 for the year ended December 31, 2001.

NOTE 8 - INCOME TAXES

State income tax expense consists of the following for the years ended December 31, 2001:

Current                                        $164,886
Deferred                                        (88,900)
                                               --------
Total                                           $75,986
                                               ========

Provision for income taxes differs from the expense that would result from applying state statutory rates to income before taxes due to an increase in the Company's effective state tax rate resulting from the Company's reorganization as a Massachusetts Business Trust during the year 2001, as discussed in Note 1.

Approximately $70,000 of deferred taxes in the income tax provision relate to the statutory rate adjustment applied to the cumulative deferred tax liability. Deferred tax assets and liabilities in the balance sheet are classified in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" which generally requires the classification be based upon the related asset or liability creating the deferred tax. Deferred taxes not related to a specific asset or liability are classified based upon the estimated period of reversal. Deferred income taxes result principally from temporary differences in book versus tax accounting related to the use of the accrual basis of accounting for financial reporting purposes and the cash basis for income tax reporting.


NOTE 9 - RELATED PARTY TRANSACTIONS

Affiliate

The Company and Cambridge Strategic Management Group Limited (an affiliated company which is 100% owned by the Company's stockholder) act as sales agents for each other and perform professional services on each others behalf. Commissions are earned at 25% of revenue for project referrals between the two companies and professional fees are earned at the companies' standard rates, and expenses related to the services performed are charged as incurred. Additionally, the Company provides corporate administrative expenses including data processing, and accounting support to its affiliate.

In 2001 professional services and related expenses charged by the Company to the affiliate included in revenues were $394,548. Services charged to the Company by its affiliate included in cost of services were $802,729. In addition, the Company made cash advances of $425,000 to its affiliate during 2001. As a result of the planned dissolution of the affiliated entity, in connection with the sale of Company discussed in Note 13, the entire amount due from the affiliate of $843,364 at December 31, 2001 was deemed to be uncollectible and is included in the Company's bad debt expense.

NOTE 10 - REORGANIZATIONS AND COMMON STOCK

On August 1, 2001, the Company reincorporated in Delaware and merged the existing Massachusetts corporation into the newly formed Delaware corporation. The transaction qualified as a tax-free reorganization pursuant to Section 368(a)(1)(F) of the Internal Revenue Code. In connection with the reorganization the Company retired all treasury stock.

Prior to the reorganization, the Company's common stock consisted of 300,000 shares authorized and 200,000 shares issued and 100,000 shares outstanding, with a par value of $.01 per share. After the reorganization, the Company's common stock consisted of 100,000 shares authorized and 100,000 issued and outstanding at a par value of $.001 per share at December 31, 2001.


NOTE 11 - RESTRUCTURING CHARGES

Due to the weakening economy in the telecommunications sector in 2001, the Company experienced a decline in services and therefore, determined a restructuring plan to align resources with capacity needs. The restructuring plan included layoffs of approximately 45 employees. Additionally, the Company had heavily recruited professionals in 2001 prior to the weakening of the economy and it had to rescind offers of employment. The recruits had been offered a signing bonus and to honor the agreements with the individuals, the signing bonuses were paid out.

In the 2001 financial statements, costs in the amount of $1,359,603 have been identified that related to a restructuring plan that occurred in the fiscal year 2001. There are four components of the restructuring costs. Those components include the following:

    1.  Severance Pay and Accrued Vacation related to severed employees.

    2.  Signing bonuses that were given to recruits, but offers were rescinded.

    3. Recruiting costs related to the identification and interview process of the recruits.

    4.  Outplacement charges for the employees terminated.


NOTE 12 - CONTINGENCIES

The Company is involved in various legal actions arising in the normal course of business. Management believes such matters will not have a material effect upon the financial position of the Company.

NOTE 13 - SUBSEQUENT EVENT SALE OF COMPANY

On March 6, 2002 the Company signed and executed a definitive agreement to sell the business and significant assets of the Company in a transaction valued at approximately $46.5 million in cash and acquirer's common stock. The Company will continue to operate in its facilities in Boston, Massachusetts as a wholly owned subsidiary of the acquirer. Requirements under the asset purchase agreement and other management action included the following:

    1. The Company was required to relinquish its rights to the use of its trade name. Consequently, the Company formally changed its name to Flounder Corporation shortly after the sale of its assets.

    2. The agreement stipulated that the Company's affiliate in the United Kingdom be liquidated within 90 days of March 6, 2002.

    3. As a result of the asset purchase agreement the Company's lease at One Boston Place was bifurcated whereby the acquirer assumed only 21,884 square feet of the total leased space of 40,070. The lease was re-written and the portion not assumed by the acquirer was simultaneously rented to two unrelated third parties at the current fair value that was an amount less than the original lease rate. The Company remained liable for the difference between the new tenants' lease rate and the original lease rate. The Company was required to deposit an amount of approximately $5,350,000 to an escrow account as security.

    4. All letters of credit, the line of credit, all security interests and cash deposit requirements of the Company were released.

    5. The Profit Sharing Plan was required to be terminated in connection with the sale.